                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                          Date of Report: April 4, 1997
                        (Date of earliest event reported)

                             Boykin Lodging Company
                             ----------------------
             (Exact Name of registrant as specified in its charter)

           Ohio                          001-11975                             34-1824586
           ----                          ---------                             ----------
(State or other jurisdiction of     (Commission File Number)       (IRS Employer Identification
        Incorporation)                                                           Number)

  Terminal Tower, Suite 1500, 50 Public Square, Cleveland, Ohio      44113-2258
  -------------------------------------------------------------      ----------
         (Address of Principal Executive Offices)                    (Zip Code)

                                 (216) 241-6375
                                 --------------
              (registrant's telephone number, including area code)

THIS FORM 8-K HAS BEEN AMENDED TO INCLUDE THE FINANCIAL
STATEMENTS AND PRO FORMA FINANCIAL INFORMATION OMITTED FROM
THE INITIAL REPORT ON FORM 8-K FILED ON APRIL 21, 1997.



ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
--------------------------------------------

French Lick, Indiana business purchase
--------------------------------------

         On April 4, 1997, the Company acquired the French Lick Springs Resort in French Lick, Indiana. The acquisition price was $20 million and was funded with cash proceeds from the Company's secured line of credit obtained in November 1996 from a lending syndicate led by Lehman Brothers Holdings, Inc. The seller was French Lick Springs Resort, Inc., a privately held corporation. Neither the Company nor any of its shareholders, directors or officers own any interests in the seller.

         The independent resort, opened in 1904, contains 485 guest rooms in four and six story guest wings, has approximately 60,000 square feet of meeting space including a 24,000 square foot exhibit hall, an 88 seat gourmet dining room, a 300 seat family dining room, a 100 seat country club dining room and lounge, a 175 seat Bistro, a 600 seat showroom, the 60 seat Derby bar, several retail shops, indoor and outdoor pools, a six lane bowling alley, complete spa facilities (including mineral baths, massages, facials, hair styling and exercise equipment), two 18 hole golf courses, indoor and outdoor tennis facilities, horseback riding trails and other full service resort hotel amenities. The purchase includes approximately 2,050 acres of land, six main buildings, and several outbuildings.

         The Company has leased the resort to Boykin Management Company Limited Liability Company (the Lessee), an entity in which the Company's chairman and chief executive officer, Robert W. Boykin, owns a 53.8% interest. The Lessee will continue the business of operating the resort.

         In determining the price to be paid for the resort, the Company considered the historical and expected cash flow from the hotel, the nature of the occupancy and average daily rate trends, current operating costs and taxes, the physical condition of the property, the potential to increase its cash flow and other factors including the sales prices of similar properties. No independent appraisal of the resort was performed in connection with the acquisition.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Boykin Lodging Company:

We have audited the accompanying balance sheets of the French Lick Springs Resort, Inc. as of December 31, 1995 and 1996 and the related statements of income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the French Lick Springs Resort, Inc. as of December 31, 1995 and 1996 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                           ARTHUR ANDERSEN LLP





Cleveland, Ohio,
 May 16, 1997.

                        FRENCH LICK SPRINGS RESORT, INC.
                        --------------------------------


                                 BALANCE SHEETS
                                 --------------

                           DECEMBER 31, 1995 AND 1996
                           --------------------------



                                                            1995         1996
                                                         ----------   ----------
                               ASSETS
                               ------

INVESTMENT IN HOTEL PROPERTY, at cost:
  Land                                                   $1,089,081   $1,089,081
  Buildings and improvements                              2,517,040    2,574,254
  Furniture and equipment                                 3,390,703    3,490,202
                                                         ----------   ----------
                                                          6,996,824    7,153,537

  Less-Accumulated depreciation                           2,462,164    3,236,605
                                                          ---------   ----------

  Net investment in hotel property                        4,534,660    3,916,932
                                                         ----------   ----------

CASH AND CASH EQUIVALENTS                                   559,658      717,049

ACCOUNTS RECEIVABLE, net of bad debt reserve of
$9,500 and $8,100 at December 31, 1995 and 1996,
respectively                                                305,201      294,616


DUE FROM RELATED PARTIES                                    362,392      112,967

INVENTORIES                                                 238,977      245,078

PREPAIDS AND OTHER ASSETS                                   115,603      123,005
                                                         ----------   ----------
                                                         $6,116,491   $5,409,647
                                                         ==========   ==========

                LIABILITIES AND SHAREHOLDER'S EQUITY
                ------------------------------------

LONG TERM DEBT                                           $3,822,060   $  542,050

NOTE PAYABLE DUE RELATED PARTY                                    -    1,500,000

ACCOUNTS PAYABLE                                            291,266      385,040

ACCRUED REAL ESTATE AND PERSONAL
 PROPERTY TAXES                                             256,312      269,113


ACCRUED DISTRIBUTIONS TO SHAREHOLDER                              -       51,300

OTHER ACCRUED EXPENSES AND LIABILITIES                      292,496      352,141

COMMITMENTS AND CONTINGENCIES
                                                         ----------   ----------
                                                          4,662,134    3,099,644
                                                         ----------   ----------

                                       -2-


                                                                         1995         1996
                                                                      ----------   ----------


SHAREHOLDER'S EQUITY:
  Common stock, 1,000 shares authorized, $10 stated value, 100
   shares issued and outstanding                                      $    1,000   $    1,000
  Retained earnings                                                    1,453,357    2,309,003
                                                                      ----------   ----------
                                                                       1,454,357    2,310,003
                                                                      ----------   ----------
                                                                      $6,116,491   $5,409,647
                                                                      ==========   ==========


              The accompanying notes to financial statements are an
                     integral part of these balance sheets.

                        FRENCH LICK SPRINGS RESORT, INC.
                        --------------------------------

                              STATEMENTS OF INCOME
                              --------------------

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
              ----------------------------------------------------




                                                                                  1994           1995           1996
                                                                              ------------   ------------   ------------


REVENUES:
  Room revenue                                                                $  4,147,908   $  4,125,953   $  4,266,643
  Food and beverage revenue                                                      4,187,994      3,978,642      4,253,615
  Other revenue                                                                  2,712,075      2,638,873      2,577,614
                                                                              ------------   ------------   ------------

        Total revenues                                                          11,047,977     10,743,468     11,097,872
                                                                              ------------   ------------   ------------

EXPENSES:
  Departmental expenses-
    Rooms                                                                          922,504        933,354      1,021,159
    Food and beverage                                                            2,619,549      2,552,028      2,799,061
    Other                                                                        1,426,385      1,470,065      1,464,139
  General and administrative                                                       866,501        788,575        823,809
  Advertising and promotion                                                        482,047        455,104        486,395
  Utilities                                                                        601,823        585,387        695,780
  Repairs and maintenance                                                          869,390        759,569        694,938
  Real estate and personal property taxes,
   insurance and rent                                                              342,938        339,442        360,690
  Interest expense                                                                 193,174        207,082        188,165
  Depreciation and amortization                                                    673,569        796,176        787,475
  Gain on property insurance recovery                                                   --             --       (290,000)
  Other                                                                            118,552        136,164        122,178
                                                                              ------------   ------------   ------------
        Total expenses                                                           9,116,432      9,022,946      9,153,789
                                                                              ------------   ------------   ------------
NET INCOME                                                                    $  1,931,545   $  1,720,522   $  1,944,083
                                                                              ============   ============   ============



                      The accompanying notes to financial statements are an
                           integral part of these statements.

                        FRENCH LICK SPRINGS RESORT, INC.
                        --------------------------------

                       STATEMENTS OF SHAREHOLDER'S EQUITY
                       ----------------------------------

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
              ----------------------------------------------------




                                                                   Common       Retained
                                                                    Stock       Earnings
                                                                -----------   -----------


BALANCE, DECEMBER 31, 1993                                      $     1,000   $ 1,132,490

  Net income                                                             --     1,931,545
  Cash distributions                                                     --    (1,542,000)
                                                                -----------   -----------

BALANCE, DECEMBER 31, 1994                                            1,000     1,522,035

  Net income                                                             --     1,720,522
  Cash distributions                                                     --    (1,789,200)
                                                                -----------   -----------

BALANCE, DECEMBER 31, 1995                                            1,000     1,453,357

  Net income                                                             --     1,944,083
  Cash distributions                                                     --    (1,088,437)
                                                                -----------   -----------

BALANCE, DECEMBER 31, 1996                                      $     1,000   $ 2,309,003
                                                                ===========   ===========




              The accompanying notes to financial statements are an
                       integral part of these statements.

                        FRENCH LICK SPRINGS RESORT, INC.
                        --------------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                FOR THE YEARS ENDED DECEMBER 1994, 1995 AND 1996
                ------------------------------------------------




                                                                 1994           1995           1996
                                                             -----------    -----------    -----------


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                 $ 1,931,545    $ 1,720,522    $ 1,944,083
  Adjustments to reconcile net income to net cash
   provided by operating activities-
      Depreciation and amortization expense                      673,569        796,176        787,475
      Changes in assets and liabilities-
        Accounts receivable                                     (275,995)       218,103         10,585
        Due from related parties                                 (15,867)      (346,525)       249,425
        Inventories, prepaids and other assets                    41,857          4,826        (13,503)
        Accounts payable, accrued expenses and
             other liabilities                                    64,412        (53,981)       166,220
                                                             -----------    -----------    -----------


                 Net cash provided by operating activities     2,419,521      2,339,121      3,144,285
                                                             -----------    -----------    -----------


CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales of timber                                  392,500              -              -
  Improvements and additions to hotel property, net           (1,125,187)      (574,911)      (169,747)
                                                             -----------    -----------    -----------
                 Net cash used for investing activities         (732,687)      (574,911)      (169,747)
                                                             -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long term borrowings                              50,000        325,000      1,500,000
  Principal payments on mortgage notes payable                   (40,649)       (52,726)    (3,280,010)
  Distributions paid                                          (1,542,000)    (1,789,200)    (1,037,137)
                                                             -----------    -----------    -----------

                 Net cash used for financing
                     activities                               (1,532,649)    (1,516,926)    (2,817,147)
                                                             -----------    -----------    -----------


NET CHANGE IN CASH AND CASH EQUIVALENTS                          154,185        247,284        157,391

CASH AND CASH EQUIVALENTS AT
 BEGINNING OF PERIOD                                             158,189        312,374        559,658
                                                             -----------    -----------    -----------


CASH AND CASH EQUIVALENTS AT END OF PERIOD                   $   312,374    $   559,658    $   717,049
                                                             ===========    ===========    ===========




                                                                                 1994                    1995                1996
                                                                             -----------            ------------            --------
SUPPLEMENTAL DISCLOSURES OF CASH
 FLOW INFORMATION:
    Interest paid                                                            $   190,000            $    199,000            $196,000

NONCASH INVESTING AND FINANCING
 ACTIVITIES:
    Accrued distributions to shareholder                                     $        --            $         --            $ 51,300




              The accompanying notes to financial statements are an
                       integral part of these statements.

                        FRENCH LICK SPRINGS RESORT, INC.
                        --------------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                        DECEMBER 31, 1994, 1995 AND 1996
                        --------------------------------

1. BASIS OF PRESENTATION:
-------------------------

French Lick Springs Resort (the Resort) was purchased by Boykin Lodging Company (the Company) in April 1997 for $20 million from French Lick Springs Resort, Inc.

The Resort consists of a 485-room hotel, two 18-hole golf courses, tennis facilities, horseback riding trails, and other full service resort hotel amenities.

The accompanying financial statements are prepared on the accrual basis of accounting and include the accounts of the Resort using its historical cost basis.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
----------------------------------------------

Investment in Hotel Property
----------------------------

Hotel property is stated at cost. Depreciation is computed using the straight-line method based upon the following estimated useful lives:


    Buildings                                              30 years
    Building improvements                                  10 years
    Furniture and equipment                                 5 years

The shareholder and management of the Resort review the hotel property for impairment when events or changes in circumstances indicate the carrying amount of the hotel property may not be recoverable. When such conditions exist, management estimates the future cash flows from operations and disposition of the hotel property. If the estimated undiscounted future cash flows are less than the carrying amount of the asset, an adjustment to the related estimated fair market value would be recorded and an impairment loss would be recognized. No such impairment losses have been recognized.

Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and related accumulated depreciation are removed from the accounts, and the gain or loss is included in the determination of net income.

Cash and Cash Equivalents
-------------------------

All highly liquid investments with an original maturity date of three months or less are considered to be cash equivalents.

Revenue Recognition
-------------------

Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible. Such losses have been within management's expectations.

Income Taxes
------------

The French Lick Springs Resort, Inc. is an S-Corporation and therefore is not subject to federal or state income taxes; however, it must file informational income tax returns and the shareholder must take income or loss of the Resort into consideration when filing his respective tax returns.

Management's Use of Estimates in the
Preparation of Financial Statements
-----------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. LONG-TERM DEBT:
------------------

                                                                            1995        1996
                                                                         ---------   ---------

Line of credit payable upon demand with quarterly
 interest payments; the interest rate is variable and is
 8.75% and 8.25% at December 31, 1995 and 1996,
 respectively; secured by certain assets                                  $335,000   $ 109,900


Promissory note due to Euro Canadian Bank, interest
 was payable quarterly at a rate of 5.50%; the note was
 retired in 1996                                                         3,000,000          --


Promissory note due to the town of French Lick, Indiana
 in monthly installments of principal and interest of
 $5,500 at an interest rate of 5% and matures in March
 2004. The note is collateralized by certain
 real and personal property                                                447,060     402,150


Promissory note due to an unrelated individual, payable
 in annual installments of $10,000 plus accrued interest
 at a rate of 7%.  The note is collateralized by certain
 real property                                                              40,000      30,000
                                                                         ---------   ---------
                                                                        $3,822,060   $ 542,050
                                                                        ==========   =========



The above long-term debt was retired in connection with the Company's acquisition of the Resort in April 1997.

4. GAIN ON PROPERTY INSURANCE RECOVERY:
---------------------------------------

During 1996, the Resort received proceeds of $290,000 from an insurance company as settlement for property damage caused by an ice storm.

5. RELATED PARTY TRANSACTIONS:
------------------------------

In 1995 and 1996, the Resort loaned funds to the son of the principal shareholder, funding such loans through borrowings against the line of credit. No principal repayment terms were specified on the loans. The loans bear interest at the same rate as the line of credit. The Resort has recorded the outstanding principal and accrued interest as of December 31, 1995 and 1996 as amounts due from related parties.

During each of the three years presented herein, the Resort has advanced amounts to the principal shareholder's family members for various purposes. Such advances do not bear interest and no repayment terms were specified. The outstanding balances as of December 31, 1995 and 1996 have been recorded as amounts due from related parties.

In 1996, the Resort retired the note payable to Euro Canadian Bank. The note repayment was funded partially with proceeds from a loan from the spouse of the principal shareholder of the Resort. No principal repayment terms were specified under the loan agreement. The loan bears interest at 8.75%. The Resort has recorded the loan as a note payable due related party in the accompanying balance sheets.

The following table summarized interest income and expense on related party transactions for the years presented:


                                       1994      1995       1996
                                      -------   -------   --------
Related party-
     Interest income                  $ -        $5,200   $  8,400
     Interest expense                   -         -         79,200


6. FAIR VALUE OF FINANCIAL INSTRUMENTS:
---------------------------------------

Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments, whether or not recognized for financial statement purposes. Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 1996. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts which could be realized on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Cash Equivalents
----------------

Management estimates that the fair value of cash equivalents approximates carrying value due to the relatively short maturity of these instruments.

Long-Term and Related Party Debt
--------------------------------

Management estimates that the fair values of debt instruments approximate carrying values based upon the Resort's effective borrowing rate for issuance of debt with similar terms and remaining maturities.

7. COMMITMENTS AND CONTINGENCIES:
---------------------------------

In 1996, certain union welfare-pension funds have issued a claim against French Lick Springs Resort, Inc. for alleged delinquent contributions in the amount of approximately $243,000 including interest and applicable expenses. The Resort is contesting the claim, but the ultimate outcome of this matter is uncertain. The Company assumed no obligation to satisfy this claim in the purchase agreement and has been indemnified by French Lick Springs Resort, Inc. against any liability in this regard. Accordingly, the Resort has not recorded any liability or loss related to the claim in the accompanying financial statements.

                       PRO FORMA FINANCIAL INFORMATION
                       -------------------------------

The following unaudited Pro Forma Consolidated Balance Sheet of Boykin Lodging Company (the Company) as of March 31, 1997 is presented as if the acquisition of the French Lick Springs Resort (the Resort) had been consummated as of March 31, 1997. The unaudited Pro Forma Consolidated Statements of Income of the Company for the year ended December 31, 1996 and the three months ended March 31, 1997 are presented as if (i) the Company's initial public offering as of November 4, 1996 (the Offering) and the related formation transactions as discussed in the Company's Form S-11, as amended, dated October 4, 1996, (ii) the acquisition of the Holiday Inn Crabtree on March 19, 1997, and (iii) the acquisition of the Resort had been consummated as of January 1, 1996. The pro forma information does not reflect the acquisition of the Melbourne Beach Hilton which occured on March 13, 1997. The pro forma information is not necessarily indicative of what actual financial position or results of operations of the Company would have been had such transactions been consummated as of the dates indicated, nor does it purport to represent the financial position or results of operations for future periods.

                             BOYKIN LODGING COMPANY
                             ----------------------

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                      ------------------------------------

                              AS OF MARCH 31, 1997
                              --------------------

                        (Unaudited, amounts in thousands)




                                                                      Historical       Resort
                                                                       Company        Acquisition   Pro Forma
                                                                      -----------   -------------   -----------
                                                                          (A)            (B)            (C)
                              ASSETS
                              ------

   INVESTMENTS IN HOTEL PROPERTIES, net                               $133,395         $ 20,000        $153,395

   CASH AND CASH EQUIVALENTS                                               476               --             476

   RENT RECEIVABLE FROM THE LESSEE                                       2,172               --           2,172

   DEFERRED EXPENSES, net                                                1,480               --           1,480

   OTHER ASSETS                                                          1,081               --           1,081
                                                                      --------         --------        --------
                                                                      $138,604         $ 20,000        $158,604
                                                                      ========         ========        ========

               LIABILITIES AND SHAREHOLDERS' EQUITY
               ------------------------------------

   BORROWINGS AGAINST CREDIT FACILITY                                 $  1,000         $ 20,000        $ 21,000

   ACCOUNTS PAYABLE AND ACCRUED EXPENSES                                 2,285               --           2,285

   DIVIDENDS/DISTRIBUTIONS PAYABLE                                       4,902               --           4,902

   DUE TO LESSEE                                                           442               --             442

   MINORITY INTEREST IN PARTNERSHIP                                     13,869               --          13,869

   SHAREHOLDERS' EQUITY                                                116,106               --         116,106
                                                                      --------         --------        --------
                                                                      $138,604         $ 20,000        $158,604
                                                                      ========         ========        ========



       See the accompanying notes to pro forma consolidated balance sheet.

                             BOYKIN LODGING COMPANY
                             ----------------------

                  NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                  ---------------------------------------------

                              AS OF MARCH 31, 1997
                              --------------------

                        (Unaudited, amounts in thousands)


(A) Represents the Company's historical balance sheet as of March 31, 1997 as reported in the Company's Form 10-Q for the three month period then ended.

(B) Represents the pro forma adjustments to reflect the Company's acquisition of the Resort for $20,000 and the borrowing against the Credit Facility to fund the purchase price.

                             BOYKIN LODGING COMPANY
                             ----------------------

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                   ------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                      ------------------------------------

             (Unaudited, amounts in thousands except per share data)




                                                                                             Holiday Inn
                                                              Historical      Offering and      Crabtree          Resort        Pro
                                                                Company         Formation      Acquisition     Acquisition     Forma
                                                             ------------   ---------------  --------------   -------------  -------
                                                                 (A)              (B)             (C)              (C)


   LEASE REVENUE                                               $  3,258       $ 24,553       $  1,354       $  3,000       $ 32,165

   INTEREST INCOME                                                  120             --             --           (120)            --
                                                               --------       --------       --------       --------       --------

           Total revenue                                          3,378         24,553          1,354          2,880         32,165
                                                               --------       --------       --------       --------       --------

   REAL ESTATE RELATED DEPRECIATION AND
    AMORTIZATION                                                  1,344          6,792            279            819          9,234


   REAL ESTATE AND PERSONAL PROPERTY TAXES,
    INSURANCE AND GROUND RENT                                       620          3,438             88            361          4,507


   GENERAL AND ADMINISTRATIVE                                       450          1,000             --             --          1,450

   INTEREST EXPENSE                                                  54            (54)            --          1,688          1,688

   AMORTIZATION OF DEFERRED FINANCING COSTS                          69            367             --             --            436
                                                               --------       --------       --------       --------       ---------
                                                                  2,537         11,543            367          2,868         17,315
                                                               --------       --------       --------       --------       --------

   INCOME BEFORE MINORITY INTEREST AND
    EXTRAORDINARY ITEM                                              841         13,010            987             12         14,850


   MINORITY INTEREST                                                (40)        (1,517)          (153)            (2)        (1,712)
                                                               --------       --------       --------       --------       --------

   INCOME BEFORE EXTRAORDINARY ITEM                            $    801       $ 11,493       $    834       $     10       $ 13,138
                                                               ========       ========       ========       ========       ========

   INCOME PER SHARE BEFORE EXTRAORDINARY ITEM
                                                               $    .09                                                    $   1.38
                                                               ========                                                    ========

   WEIGHTED AVERAGE SHARES OUTSTANDING                            8,981                                                       9,516




   See the accompanying notes to pro forma consolidated statements of income.

                             BOYKIN LODGING COMPANY
                             ----------------------


                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                   ------------------------------------------

                    FOR THE THREE MONTHS ENDED MARCH 31, 1997
                    -----------------------------------------

             (Unaudited, amounts in thousands except per share data)




                                                                                 Holiday Inn
                                                                 Historical       Crabtree          Resort            Pro
                                                                  Company        Acquisition      Acquisition        Forma
                                                                ------------     -----------      -----------      ---------
                                                                    (A)              (C)              (C)


   LEASE REVENUE                                                   $ 7,208          $   246          $ 750        $ 8,204

   INTEREST INCOME                                                     231               --           (231)            --
                                                                   -------          -------          -----        -------

           Total revenue                                             7,439              246            519          8,204
                                                                   -------          -------          -----        -------

   REAL ESTATE RELATED DEPRECIATION AND
    AMORTIZATION                                                     1,941               70            204          2,215


   REAL ESTATE AND PERSONAL PROPERTY TAXES,
    INSURANCE AND GROUND RENT                                        1,022               36             84          1,142


   GENERAL AND ADMINISTRATIVE                                          488               --             --            488

   INTEREST EXPENSE                                                     52               --            370            422

   AMORTIZATION OF DEFERRED FINANCING COSTS                            109               --             --            109
                                                                   -------          -------          -----        -------
                                                                     3,612              106            658          4,376
                                                                   -------          -------          -----        -------

   INCOME BEFORE MINORITY INTEREST AND
    EXTRAORDINARY ITEM                                               3,827              140           (139)         3,828


   MINORITY INTEREST                                                  (446)             (22)            22           (446)
                                                                   -------          -------          -----        -------

   NET INCOME BEFORE EXTRAORDINARY ITEM                            $ 3,381          $   118          $(117)       $ 3,382
                                                                   =======          =======          =====        =======

   EARNINGS PER SHARE                                              $   .36                                         $   .36
                                                                   =======                                         =======

   WEIGHTED AVERAGE SHARES OUTSTANDING                               9,516                                          9,516




See the accompanying notes to pro forma consolidated statements of income.

                             BOYKIN LODGING COMPANY
                             ----------------------


              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
              ----------------------------------------------------

                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
                    ----------------------------------------

                      THE THREE MONTHS ENDED MARCH 31, 1997
                      -------------------------------------

                        (Unaudited, amounts in thousands)



 (A) With respect to the year ended December 31, 1996, reflects the Company's historical consolidated statement of income for the period November 4, 1996 (commencement of operations) through December 31, 1996. With respect to the three months ended March 31, 1997, reflects the Company's historical consolidated statement of income for the period indicated.

 (B) Represents pro forma adjustments to the Company's historical consolidated statement of income for the year ended December 31, 1996 to reflect the assumed consummation of the Offering and related formation transactions as of January 1, 1996. For additional information, please see pages F-1 through F-60 (Historical and Pro Forma Financial Statements) of the Company's Form S-11, as amended, dated October 29, 1996, and the Company's annual report on Form 10-K for the year ended December 31, 1996.

 (C) Represents pro forma adjustments to reflect the assumed consummation of the acquisitions of (i) the Resort, and (ii) the Holiday Inn Crabtree (previously reported on Form 8-K dated March 21, 1997) as of January 1, 1996. The pro forma adjustments include the following:

    1. Pro forma lease payments to the Partnership calculated on a pro forma basis by applying the rent provision of the percentage lease agreements to the historical revenues of the Resort and the Holiday Inn Crabtree for the applicable period. As the hotel operating revenues will be earned by the Lessee, historical hotel operating revenues of the acquired hotel properties have not been reflected in the accompanying pro forma consolidated income statements.

    2. Pro forma depreciation of the buildings and improvements and furniture and equipment of the Resort and the Holiday Inn Crabtree. Depreciation is computed using the straight-line method and is based upon estimated useful lives of 30 years for buildings and improvements and 7 years for furniture and equipment. The purchase price allocation related to the acquisition of the Resort and the Holiday Inn Crabtree, including transaction related costs, was as follows:


                                                 Holiday Inn
                                      Resort       Crabtree
                                     ---------   -----------
Land                                  $  2,000      $    725
Buildings and improvements              16,000         6,534
Furniture and equipment                  2,000           431
                                     ---------      --------
                                       $20,000      $  7,690
                                     =========      ========

3. Historical amounts of real estate and personal property taxes, property and casualty insurance related to the Resort and the Holiday Inn Crabtree to be paid by the Partnership. All other hotel operating expenses will be incurred by the Lessee and, therefore, historical amounts of such expenses have not been reflected in the accompanying pro forma consolidated income statements.

4. Pro forma interest expense related to the $20,000 of borrowings used to fund the acquisition of the Resort. Historical interest income of the Company has been eliminated as after consummation of the acquisition of the Resort and the Holiday Inn Crabtree, the Company has no invested funds.

5. Minority interest related to the pro forma adjustments, calculated at 15.5%.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused Amendment No. 1 to this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BOYKIN LODGING COMPANY

Date: June 17, 1997                By: /s/ RAYMOND P. HEITLAND

                                   Raymond P. Heitland, Chief Financial Officer